EXHIBIT 23.1


               CONSENT OF DEGOLYER AND MACNAUGHTON


                                                  February 17, 2003

EOG Resources, Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002

Gentlemen:

     We hereby consent to the references to our firm and to the opinions delivered to EOG Resources, Inc. (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated February 8, 2001, January 25, 2002, and January 31, 2003, for estimates as of December 31, 2000, December 31, 2001, and December 31, 2002, respectively. The opinions are referred to in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in the Company's Current Report on Form 8-K dated February 20, 2003, to be filed with the Securities and Exchange Commission (Form 8-K). DeGolyer and MacNaughton also consents to the inclusion of our letter report, dated January 31, 2003, addressed to the Company as Exhibit (23.2) to the Company's Form 8-K.
Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions included in the Company's Form 8-K in the Company's previously filed Registration Statement Nos. 33-48358, 33-52201, 33-58103, 33-62005,
333-09919, 333-20841, 333-18511, 333-31715, 333-44785, 333-69483,
333-46858, 333-62256, 333-63184, 333-84014, and 333-88924.


                                        Very truly yours,


                                        /s/ DEGOLYER AND MACNAUGHTON
                                            DeGOLYER and MacNAUGHTON